EXHIBIT 99.1

Insulet Reports Preliminary Second Quarter 2024 Revenue Results

Second Quarter Revenue Increased 23% Year-Over-Year

Raising Full Year 2024 Total Omnipod Revenue Outlook

ACTON, Mass. - July 26, 2024 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced certain preliminary revenue results for the three months ended June 30, 2024. The Company plans to report full second quarter 2024 financial results on August 8, 2024, as planned, and host a conference call that day at 4:30 p.m. (Eastern Time).

Preliminary Second Quarter Revenue Highlights:

•Second quarter 2024 revenue of $488 million, up 23%, compared to $397 million in the prior year, exceeds the guidance range of 15% to 18% in constant currency due to revenue outperformance for all product lines
◦Total Omnipod revenue of $480 million, an increase of 26%
▪U.S. Omnipod revenue of $352 million, an increase of 27%
▪International Omnipod revenue of $128 million, an increase of 23%, or 24% in constant currency1
◦Drug Delivery revenue of $8 million

“Second quarter revenue exceeded our expectations across the board as a result of strong demand for Omnipod 5, resulting in robust revenue growth and sequential increases in new customer starts in both the U.S. and international markets,” said Jim Hollingshead, President and Chief Executive Officer. “The preliminary results we announced today reinforce our confidence in Insulet’s ability to drive continued profitable growth for the remainder of 2024, and we look forward to providing an update on our upcoming earnings call.”

2024 Outlook

The Company expects to raise its full year 2024 Total Omnipod revenue outlook to a range of 18% to 21% (previously 15% to 19%) when it releases its full financial results on August 8, 2024.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod 5 Automated Insulin Delivery System, is a tubeless automated insulin delivery system,
1 See description of the non-GAAP financial measure contained in this release.

integrated with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be fully controlled by a compatible personal smartphone or the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit insulet.com and omnipod.com.

Non-GAAP Measure:

The Company uses the non-GAAP financial measure of constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

Insulet presents the above non-GAAP financial measure because management uses it as a supplemental measure in assessing the Company’s performance, and the Company believes it is helpful to investors and other interested parties as a measure of comparative performance from period to period. It also is a commonly used measure in determining business value, and the Company uses it internally to report results.

This non-GAAP financial measure should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of this non-GAAP measure may differ from a similarly titled measure used by others. Because the non-GAAP financial measure excludes the effect of foreign exchange that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; our ability to protect intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty as well as risks associated with public health crises and pandemics, including government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, our customers, suppliers, and employees; international business risks, including regulatory, commercial and logistics risks; the potential violation of anti-bribery/anticorruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers or other manufacturing issues; challenges to the future development of our non-insulin drug delivery product line; failure of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; extensive government regulation applicable to medical devices as well as complex and evolving privacy and data protection laws; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall, discovery of serious safety issues, or product liability lawsuits relating to off-label use; breaches or failures of our product or information technology systems, including by cyberattack; loss of employees or inability to identify and recruit new employees; sufficient cash to service our indebtedness or raise additional funds on acceptable terms or at all; the volatility of the trading price of our common stock; risks related to the conversion of outstanding Convertible Senior Notes; and potential limitations on our ability to use our net operating loss carryforwards.

For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forwardlooking statement, other than as required by law.

©2024 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation. All rights reserved. All other trademarks are the property of their respective owners.

Investor Relations:
Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:
Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
NON-GAAP RECONCILIATION (UNAUDITED)
CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended June 30,
(dollars in millions)	2024	2023	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	352	277	27%	—%	27%
International Omnipod	128	104	23%	(1)%	24%
Total Omnipod	480	381	26%	—%	26%
Drug Delivery	8	16	(50)%	—%	(50)%
Total	488	397	23%	—%	23%